EXHIBIT 99.1


         Blue Holdings, Inc. Receives Nasdaq Staff Determination Letter
                Regarding Failure to Maintain Minimum Bid Price
                      and Stockholders' Equity Requirements

           Announces Possible Restatement of 2007 Financial Statements


COMMERCE, CALIF. - May 20, 2008 -Blue Holdings, Inc. (NASDAQ:BLUE), a designer, manufacturer and distributor of high-end fashion jeans, today announced that the Company received a Nasdaq Staff Determination Letter on May 14, 2008 indicating that the Company fails to comply with the minimum bid price and stockholders' equity requirements for continued listing set forth in Marketplace Rules 4310(c)(4) and 4310(c)(3)(A), respectively, and that its securities are therefore subject to delisting from The Nasdaq Capital Market. On or before May 21, 2008, the Company expects to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the Panel will grant the Company's request for continued listing.

Pending a decision by the Panel, the Company's shares will remain listed on the Nasdaq Capital Market.

The Company also announced that it may need to restate its financial statements for the year ended December 31, 2007, and certain of the quarters therein, as a result of potential accounting errors. The Audit Committee of the Board of Directors, comprised of independent directors, has commenced a review of these potential errors, and is working with the Company's recently hired Chief Financial Officer, Eric Hohl, to conclude the review as quickly as possible. The potential accounting errors relate to, among other matters, related party accounting entries made in calendar year 2007. The impact of any potential restatement is not known at this time. The Company will delay the filing of its 10-Q for the quarter ended March 31, 2008 until such time as the potential restatement matters are resolved.

The company's Chief Executive Officer, Glenn Palmer, stated, "We are very disappointed to have to make today's announcements, but are committed to doing the right thing for the Company and our shareholders. Clearly, our prior internal controls had material weaknesses. One of my principal initiatives has been to build our internal controls and we continue to take actions to do that."

ABOUT BLUE HOLDINGS, INC.
Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the "Antik Denim," "Yanuk," "Taverniti So Jeans," and "Faith" brands both in the United States and internationally. Blue Holdings currently sells men's, women's and children's styles. Antik Denim, Yanuk, Taverniti So and Faith jeans and apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and


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finishes.  Blue  Holdings'  concepts,  designs,  embellishments,  patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" that include information relating to future events. Examples of forward looking statements included in this release include statements regarding Blue Holdings' restatement matters, future financial results and the results of the Nasdaq Listing Qualifications Panel. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Blue Holdings' products, the introduction of new products, Blue Holdings' ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Blue Holdings' liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Blue Holdings' filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Blue Holdings, please refer to the Company's recent Securities and Exchange filings, which are available at www.sec.gov. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Blue Holdings, Inc.                     Integrated Corporate Relations
Eric Hohl, CFO 323-725-5555             310-954-1100
eric.hohl@blueholdings.com              Andrew Greenebaum
                                        agreenebaum@icrinc.com
                                        or
                                        Patricia Dolmatsky
                                        pdolmatsky@icrinc.com


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